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                                                                     EXHIBIT 5




                                  [LETTERHEAD]

                   [BLAU, KRAMER, WACTLAR & LIEBERMAN, P.C.]





                                 July 23, 1997






Securities and Exchange Commission
450 Fifth Avenue, N.W.
Washington, D.C. 20549


Re:  Mike's Original, Inc.
     Registration Statement on Form SB-2
     -----------------------------------


Gentlemen:


        Reference is made to the filing by Mike's Original, Inc. (the "Company") of a Registration Statement on Form SB-2 (the "Registration Statement"), as amended, with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended, covering the registration of (a)700,000 Units, in connection with the sale thereof by the Company, each Unit consisting of one share of the Company's common stock, par value $.001 per share (the "Common Stock") and two redeemable common stock purchase warrants (the "Class A Warrant"); (b) 70,000 Unit Purchase Options owned by the Underwriter ("Underwriter's Purchase Option") and (c) an aggregate of 861,167 shares of Common Stock which are owned by other selling shareholders (the "Selling Securityholders").

        As counsel for the Company, we have examined its corporate records, including its Certificate of Incorporation, By-Laws, its corporate minutes, the form of its Common Stock certificate and Class A Warrant certificate and such other documents as we have deemed necessary or relevant under the circumstances.

        Based upon our examination, we are of the opinion that:


        1. The Company is duly organized and validly existing under the laws of the State of Delaware.
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        2.  The shares of Common Stock and the Class A Warrants covered by the
Registration Statement have been duly authorized and, when issued in accordance with their terms, as more fully described in the Registration Statement, will be validly issued, fully paid and non-assessable.


        3. The shares of Common Stock reserved for issuance upon the exercise of the Class A Warrants and the Underwriter's Purchase Option, when issued in accordance with the terms and conditions of such Warrants and Option, will be validly issued, fully paid and non-assessable.


        We hereby consent to be named in the Registration Statement and in the Prospectus which constitutes a part thereof as counsel to the Company, and we hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                 Very truly yours,

                                 Blau, Kramer, Wactlar & Lieberman, P.C.
                                 ---------------------------------------
                                 BLAU, KRAMER, WACTLAR & LIEBERMAN, P.C.